UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) May 26, 2011

W&T Offshore, Inc.

(Exact name of registrant as specified in its charter)

1-32414

(Commission

File Number)

Texas	72-1121985
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

Nine Greenway Plaza, Suite 300

Houston, Texas 77046

(Address of Principal Executive Offices)

713.626.8525

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On May 11, 2011, W&T Offshore, Inc. (the “Company”) announced the completion of an acquisition (the “Acquisition”) of approximately 21,900 gross acres (21,500 net acres) of oil and gas leasehold interests in the West Texas Permian Basin from Opal Resources LLC and Opal Resources Operating Company LLC, as described in the Company’s Current Report on 8-K filed on May 13, 2011.

After receiving a reserve report from our independent petroleum engineers, the Company is adjusting the previously announced estimated proved reserve data related to the Acquisition. The Company has acquired estimated proved reserves of approximately 30 million barrel equivalents (182 Bcfe) (using a 6 to 1 Mcf to barrel equivalency) as of December 31, 2010, which is an increase from the previously announced 27 million barrel equivalents (164 Bcfe) (using a 6 to 1 Mcf to barrel equivalency). The acquired reserves are over 91% oil and natural gas liquids and are approximately 78% proved undeveloped.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

W&T OFFSHORE, INC. (Registrant)

Dated: May 26, 2011	By:	/s/ John D. Gibbons
John D. Gibbons
Senior Vice President, Chief Financial Officer and Chief Accounting Officer